UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):  July 10, 1997


                              Badger Paper Mills, Inc.
             (Exact name of registrant as specified in its charter)


      Wisconsin                      0-795                     39-0143840
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                200 West Front Street, Peshtigo, Wisconsin 54157
          (Address of principal executive offices, including zip code)


                                 (715) 582-4551
                         (Registrant's telephone number)

   Item 4.     Changes in Registrant's Certifying Accountant

          On July 10, 1997, Badger Paper Mills, Inc. (the "Company") changed its certifying accountants. The Company's Board of Directors approved the dismissal of the accounting firm Coopers and Lybrand LLP ("C&L") and concurrently resolved to engage Grant Thornton ("GT") in their place. Thus, GT will serve as the Company's principal accountants and will audit the Company's financial statements for the fiscal year ending December 31, 1997.

          The reports made by C&L on the Company's financial statements for 1995 and 1996 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

          Furthermore, during fiscal years 1995 and 1996 -- and for the interim period ended June __, 1997 -- the Company had no disagreement with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of C&L, would have caused them to make reference to the matter in their report. No other reportable events occured within the Company's two most recent fiscal years.

          The Company duly provided C&L with a copy of this disclosure, and, in turn, C&L furnished the Company with a letter, addressed to the Commission, stating that C&L agrees with the statements made by the Company herein.

   Item 7.          Financial Statements and Exhibits.

               (a)  Financial Statements of Business Acquired.

               Inapplicable to this report.

               (b)  Exhibits.

          The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BADGER PAPER MILLS, INC.



   Date:  July 16, 1997                 By:   /s/ Miles L. Kresl
                                             Miles L. Kresl, Jr.
                                             Vice President/Administration,
                                             Treasurer & Corporate Secretary

                            BADGER PAPER MILLS, INC.

                            EXHIBIT INDEX TO FORM 8-K
                               Dated July 10, 1997


   Exibit
     No.                           Description

   (16) Letter from Coopers & Lybrand LLP, addressed to the Commission, regarding change in certifying accountant and indicating concurrence with the statements made by registrant in the current report, supra.